Exhibit 10.2

NOVO ENERGIES CORPORATION

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement"), dated as of October 23rd, 2009 (the "Effective Date"), by and between NOVO ENERGIES CORPORATION, a Florida corporation located at 750 Cote de Place d'Armes, Montreal, Quebec, Canada H2Y 2XS (the "Company"), and HAKIM ZAHAR, an individual, Canadian, with an address at 185, 76e rue Ouest, Quebec City G1H 4R3, Canada, (the "Executive").

    WHEREAS, the Company and Executive desire to provide for the at-will employment of Executive by the Company on the terms set forth herein;

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Executive hereby agree as follows:

1.     Employment,

1.1   Position. The Company hereby employs the Executive, and the Executive hereby accepts employment, as the President of the Company, on the terms and conditions hereinafter set forth

1.2   Duties. The Executive shall serve as the Company's President and shall perform the customary duties and responsibilities implied by such position including, without limitation, being responsible for the general management of the affairs of the Company, subject to the power and authority of the Board to overrule actions of officers of the Company. In such capacities the Executive shall report directly to the Board of Directors of the Company (the "Board"), the Chairman of the Board and the Chief Executive Officer. These positions, duties, and responsibilities can be modified as reasonably required to suit the specific requirements and needs of the Company, provided that the same shall be commensurate with the Executive's experience and expertise and shall not result in the Executive having duties and responsibilities substantially less senior and more onerous to the Executive.

1.3   Time and Effort. During the Term, the Executive shall, except for vacation periods as provided for herein and reasonable periods of illness or disability, devote substantially all of the Executive's working time, attention, abilities, skill, labor and efforts to the performance of the Executive's obligations hereunder. The Executive shall not, during the Term of this Agreement (as herein defined), engage in any other business activity or conduct, whether or not such business activity or conduct is pursued for gain, profit or other pecuniary advantage, which activity or conduct adversely affects in any material respect the Executive's ability to perform his obligations hereunder, except withthe prior written consent of the Board. Notwithstanding the foregoing, the partiesrecognize and agree that Executive may engage in personal investments and other business, civic or charitable activities that do not conflict with the business and affairs of the Company or interfere in any material respect with Executive's performance of his duties hereunder. The Executive will at all times perform all of the duties and obligations required of the Executive by the terms of this Agreement in a loyal and conscientious manner and to the best of the Executive's ability and experience. Executive agrees to comply in all material respects with (i) the policies and directives of the Company (including the Company's code of ethics and insider trading policy), and (ii) with all applicable laws and regulations of the countries in which the Company operate, all as in effect from time to time.

1.4   Office Location. Executive's services hereunder shall be performed at the Company's offices in Quebec City, Canada and Montreal, Canada, except for reasonable travel on behalf of the Company consistent with the requirements of his duties and positions. Executive will undertake appropriate business travel as reasonably required by the Company.

2.    Term. The term (the "Term") of this Agreement shall commence on the Effective Date and shall continue until terminated by either party for any reason whatsoever. Executive understands and acknowledges that his employment by the Company is at-will and either party may terminate this Agreement with or without notice at anytime subject to the termination payments, if applicable, under Section 6.2 below.

3.      Compensation.

3.1    Base Salary. The Company agrees to pay the Executive, and Executive agrees to accept, a base cash salary (the "Base Salary"), in accordance with the Company's normal payroll procedures applicable to executives, payable at least biweekly. The Base Salary shall initially be payable at the rate of US$10,000 per month. Which first payment will start November 15th t 2009. In the event the Company is unable to pay the Base Salary for financial reasons as determined in good faith by the Board in its sole discretion, the unpaid portion of the Base Salary will be accrued each pay period and paid to Executive at the end of each calendar quarter. No interest will apply to any portion of the accrued Base Salary. All compensation payments to be made to the Executive will be subject to required withholding of federal, state and local income and employment taxes in Canada.

3.2   Annual Review. During the month preceding each anniversary of the Effective Date, or at such other time as the Company may establish in its discretion, the Board will review the Executive's compensation and the Company's financial circumstances and needs and determine in good faith if any change is merited based upon Executive's performance and the total cash compensation paid by comparable companies to executives with comparable experience and responsibilities.

3.3   Compensation From Other Sources. Any proceeds that Executive receives by virtue of qualifying for disability insurances disability benefits* or health or accident . insurance shall belong exclusively to Executive.

3.5   Incentive Stock Options. The Company and Executive will agree upon an option plan however, it is specifically agreed that the Executive shall receive a minimum of 50,000 stock options per month starting on the effective date of this Agreement. Upon completion, commissioning and operation of the Company's first plant, the minimum monthly stock options shall increase to at least 83,333. All stock options will be made available to Executive in accordance with the Company's policy in effect from time to time, subject to approval of the Board of Directors and the Compensation Committee (Base Salary and Incentive Options shall be collectively referred to as "Compensation")

3.6      Bonuses. The Executive shall be entitled to a Bonus in accordance with the Company's policy in effect from time to time, subject to approval of the Board of Directors and the Compensation Committee.

4.    Expenses. The Company will pay or reimburse Executive for all necessary out-of-pocket transportation, hotel* and other expenses reasonably incurred by Executive in the conduct of the business of the Company upon submission of such itemized vouchers* receipts or other documentation with respect to any such expenses as shall be reasonably requested by the Company, and, in any event, in accordance with the guidelines of the Company, if any, published from time to time. In addition the Company will pay or reimburse Executive for all necessary memberships in trade and professional associations and the like.

5.    Benefits. During the Term, the Company shall provide the Executive and his eligible dependents: spouse and children under the age of 21, living with the Executive, at the Company's expense, with all benefits currently hi place or subsequently established by the Company. Executive shall be entitled to (i) four weeks of paid vacation in each calendar year, and (ii) paid days off for illness, religious observance and personal reasons (which shall, in any event, be at least three days), all in accordance with the Company's policy in effect from time to time. Executive shall schedule the timing of such vacation and personal days in a reasonable manner.

6.    Termination.

6.1      Termination Events. The Term shall terminate on the earliest to occur of the following:

(i)           upon written notice by either the Company or Executive;

(ii)           the death of the Executive;

        (iii)           upon thirty days' written notice from the Company in the event of the Executive's Disability (as used herein, "Disability" means (A) the physical or mental disability which prevents the Executive from performing his obligations under this Agreement in substantially the same manner as performed immediately before the applicable event for a period of six consecutive months or an aggregate of ISO days during any period of 365 consecutive days) or (B) a written determination by a licensed medical doctor selected by the Company and reasonably acceptable to the Executive that the Executive has incurred a physical or mental disability from which he will not be able to recover sufficiently to return to full-time active employment hereunder within 365 days of the determination (a "Permanent Disability"), The Executive shall cooperate with and permit examination by any licensed medical doctor retained by the Company to evaluate whether he has suffered a Permanent Disability (but in no event shall Executive be required to submit to any invasive or painful procedures); or

(iv)           upon written notice from the Company to Executive that Executive's employment is being terminated for Cause, as herein defined, the giving of which notice shall be authorized by vote of the Board, As used herein, "Cause" shall be limited to the Executive's: (A) embezzlement or willful misappropriation of funds of the Company, (B) conduct that causes material harm to the Company or willful misconduct by Executive; (C) conviction or commission of, or plea of nolo contendere by, Executive of any felony, misdemeanor or other illegal conduct involving an act of moral turpitude or otherwise relating directly or indirectly to the business or reputation of the Company; (D) habitual drug or other substance abuse that interferes in any material respects with the performance of Executive's duties under this Agreement; (E) debarment by any federal agency that would limit or prohibit Executive from serving in his prescribed capacity for the Company under this Agreement; (F) continuing failure to communicate and fully disclose any and all information related to the business, operation, management and accounting of the Company to the Board, the failure of which would adversely impact the Company or may result in a violation of state or federal securities laws; (G) continuing willful and intentional failure to perform his duties as stated herein or as reasonably requested by the Board of Directors of the Company; or (I) dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company.

(v)           upon written notice from the Executive to the Company that the Executive is terminating his employment for Good Reason, as herein defined, provided that the Executive may not terminate his employment pursuant to this clause unless he has given the Company written notice of the grounds constituting Good Reason in reasonable detail and the Company persists for thirty (30) days thereafter in the conduct giving rise to such right of termination for Good Reason. As used herein, "Good Reason" means (A) if the Company, without Executive's prior written consent thereto, significantly reduces Executive's Compensation as provided in this Agreement, (B) a relocation of Executive's primary site of employment, which is located more than 50 miles from his then current primary site of employment, or (C) a repeated assignment to Executive of duties materially inconsistent with his position; provided, however, this Subsection (v) is subject to the terms of Subsection .(iv) which shall take precedence for the purposes of any termination payments in accordance with Section 6.2 hereof.

6.2    Termination Payments; Internal Revenue Code,

          (a) Upon termination of Executive's employment hereunder for any reason specified in Sections 6J(T) through (v) above, the Company's obligations to Executive shall terminate, subject to prompt payment within thirty (30) days of all monies due hereunder up to the date of termination including unpaid Compensation as defined under Section 3 and reimbursement of reasonable business expenses as well as continuation of any applicable benefits as required by law. In the event this Agreement is terminated by the Company for no Cause or by the Executive for Good Reason, the Company shall also pay the Executive, his Compensation then in effect for an additional ninety (90) day period should this Agreement be terminated during the first year and one hundred eighty (180) days if terminated thereafter unless Executive has materially breached any restrictive covenant under this Agreement.

(b) Notwithstanding any other provision of this Agreement to the contrary, if the right to receive or benefit from any payments under this Agreement, including Section 6.2. either alone or together with other payments that Executive has a right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), all such payments will be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by Section 4999 of the Code.

(c) Notwithstanding any provision of this Agreement to the contrary, if the Company determines that compliance with Section 162(m) of the Code is required or desired, all payments made under this Agreement to Executive will comply with the requirements of Section 162(m) of the Code.

(d) Upon termination of this Agreement, the provisions of Sections 6.2, 7, 8, 9,10, 11, and 12,9 shall survive the termination of this Agreement for a period of One (l)year.

(e) Upon termination of this Agreement, the Company is not authorized to use, refer to or mention, directly or indirectly, Executive in all its operation, marketing, legal or any activity unless otherwise agreed in and given by written Executive's notice, except as required by law.

7.      Proprietary Information: Confidentiality.

7.1      Confidential Information. Executive during the course of his duties will be handling financial, accounting, statistical, marketing and personnel information of the Company and/or its customers or other third-parties. All such information is confidential and shall not be disclosed, directly or indirectly, or used by Executive in any way, either during the term of this Agreement or at any time thereafter except as required in the course of Executive's employment with the Company, Executive agrees not to disclose to any others, or take or use for Executive's own purposes or purposes of any others, during the term of this Agreement, any of the Company's Confidential Information (as defined below). Executive agrees that these restrictions shall also apply to (1) Confidential Information belonging to third parties in the Company's possession, and (2) Confidential Information conceived, originated, discovered or developed by Executive during the term of this Agreement. "Confidential Information" means any Company proprietary information, trade secrets or know-how (of any kind, type or nature, whether itten, stored on magnetic or other media, or oral), including, but not limited to, research, plans, services, customer lists, computer programs, computer applications or computer software, marketing, finances or other business information that has been compiled, prepared, devised, developed, designed, discovered, or otherwise learned by Executive during the course of his employment and/or disclosed to Executive by the Company, either directly or indirectly, in writing, orally, or by observation of any business conduct. Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of Executive. Executive further agrees not to use improperly or disclose or bring onto the premises of the Company any trade secrets of another person or entity during the term of this Agreement.

7.2   Return of Property, Executive agrees that upon termination of employment with the Company, Executive will deliver to the Company all devices, records, data, disks, computer files, notes, reports, proposals, lists, correspondence, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Executive pursuant to employment with the Company or otherwise belonging to the Company, its successors or assigns.

7.3   Employment Information. Executive represents and warrants to the Company that information provided by Executive in connection with his employment and any supplemental information provided to the Company is complete, true and materially correct in all respects. Executive has not omitted any information that is or may reasonably be considered necessary or useM to evaluate the information provided by Executive to the Company. Executive shall immediately notify the Company in writing of any change in the accuracy or completeness of all such information.

7.4   Other Agreements. Executive represents that the performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Executive in confidence or in trust prior to employment with the Company. Executive has not and shall not: (i) disclose or use in the course of his employment with the Company, any proprietary or trade-secret information belonging to another; or (ii) enter into any oral or written agreement in conflict with this Agreement.

8.     Unfair Competition: Non-Solicitation.

8.1   Unfair Competition. During the term of this Agreement, Executive has a duty of loyalty and a fiduciary duty to the Company. Executive shall not, directly or indirectly, whether as a partner, employee, creditor, stockholder, or otherwise, promote, participate, or engage in any activity or other business which is directly competitive to the current operations of the Company or the currently contemplated future operations of the Company. The obligation of Executive not to compete with the Company shall not prohibit Executive from owning or purchasing more than a five percent (5%) beneficial interest in any securities that are regularly traded on a recognized stock exchange or on the over-the-counter market subject to relevant federal and state securities laws. To the fullest extent permitted by law, upon the termination of Executive's employment with the Company for any reason, Executive shall not use any of the Company's confidential, proprietary Or trade secrets information to directly Or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or any other individual or representative capacity, engage or participate in any business, wherever located, that is in direct competition with the business of Employer. Should any portion of this Section be deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Executive hereunder, and only in such event, then the Executive and the Company consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals,

8.2    Non-Solicitation of Customers. While employed by the Company, Executive shall not divert or attempt to divert (by solicitation or other means), whether directly or indirectly, the Company's customers for the purpose of inducing or encouraging them to sever their relationship with the Company or to solicit them in connection with any product or service competing with those products and services offered and sold by the Company. Also, to the fullest extent permissible under applicable law, following termination of Executive's employment with the Company for any reason, Executive agrees not use any of the Company's confidential, proprietary or trade secrets information to directly or indirectly divert or attempt to divert (by solicitation or other means) the Company's customers for the purpose of inducing or encouraging them to sever their relationship with the Company or to solicit them in connection with any product or service competing with those products and services offered and sold by the Company.

8.3    Non-Solicitation of Employees. To the fullest extent permissible under applicable law, Executive agrees that both during the term of this Agreement and for a period of two (2) years following termination of this Agreement, Executive shall not take any action to induce employees or independent contractors of me Company to sever their relationship with the Company and accept an employment or an independent contractor relationship with any other business. However, this obligation ^11 not affect any responsibility Executive may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

8.4     Non-Disparagement. Upon termination of Executive's employment with the Company, Executive agrees to not make any disparaging remarks about the Company, or any officers, directors, employees, consultants or independent contractors of or to any of the foregoing.

9.    Trade Secrets. Executive shall not disclose to any others, or take or use for Executive's own purposes or purposes of any others, during the Term or at any time thereafter, any of the Company* s trade secrets, including without limitation, Confidential Information, customer lists, computer programs, applications or software or intellectual property of the Company. Executive agrees that these restrictions shall also apply to (i) trade secrets belonging to third patties in Company's possession and (ii) trade secrets conceived, originated, discovered or developed by Executive during the Term of this Agreement relating to the affairs of the Company,

10.    Inventions; Ownership Rights. Executive agrees that all ideas, techniques, inventions, systems, formulas, designs, discoveries, technical information, programs, prototypes and similar developments (^Inventions") developed, created, discovered, made, written or obtained by Executive in the course of or as a result of performance of his duties hereunder, and all related industrial property, trademarks, service marks, copyrights, patent rights, moral rights, trade secrets and other forms of protection thereof, shall be and remain the sole property of the Company and its assigns. Executive shall promptly disclose to Company, Or any persons designated by it, all Inventions, made or conceived or reduced to practice or learned by Executive, either alone or jointly with others, during the Term which are related to or useful in the business of the Company, or result from tasks assigned to Executive by the Company, or result from use of premises owned, leased or contracted by the Company, Such disclosure shall continue for one year after termination of employment with respect to anything that would be an Invention if made, conceived, reduced to practice or learned prior to termination of employment. Executive agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be reasonably requested by the Company to enable the Company to protect its rights to any such Inventions, If the Company requires Executive's assistance in executing or causing to be executed such assignments and applications, registrations and other documents under this Section (all of which shall be prepared at the expense of the Company) after termination of this Agreement, Executive shall do so at mutually convenient times and places and be compensated for his time actually spent in providing such assistance at a reasonable hourly rate as agreed upon by the parties and be reimbursed for any necessary expenses, including reasonable attorney's fees, reasonably incurred in doing so. In the event that the Company is unable for any reason whatsoever to secure Executive's signature to any lawful and necessary document required to apply for or execute any such documents with respect to Inventions (including renewals, extension, continuations, divisions or continuations in part thereof), Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Executive's agents and attorneys-in-fact to act for and in his behalf and instead of him, to execute and file any such application and document and to do all other lawfully permitted acts with respect thereto with the same legal force and effect as if executed by Executive. As a matter of record Executive has identified beneath his signature hereto a complete list of all inventions or improvements relevant to the subject matter of his employment by the Company which have been made or conceived or first reduced to practice by him alone or jointly with others prior to his employment by the Company ("Prior Inventions") which Executive desires to remove from the operation of this Agreement; and Executive covenants that such list is complete. Executive agrees and acknowledges that in further consideration of his employment under this Agreement, in the absence of such list of Prior Inventions, all Prior Inventions shall be the sole and exclusive property of the Company and Executive agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be reasonably requested by the Company to enable the Company to protect its rights to any such Prior Inventions.

11.   Indemriification. In the event Executive or his estate or executors becomes a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of Executive's performance of Executive's duties hereunder or the fact that Executive is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Company shall, to the maximum extent permitted by applicable law, hold the Executive harmless from and against any claim, loss or cause of action arising from or relating thereto; provided, however, that the indemnity provided under this Section shall not apply with respect to any liability or matter arising from acts or omissions not in good iaith or which involve intentional misconduct or a knowing violation of law, for any breach of the Executive's duty of loyalty to the Company, or for any transaction from which the Executive derived an improper personal benefit. If any claim is asserted against the Executive for which the Executive reasonably believes in good faith he is entitled to be indemnified hereunder, the Company shall, at its option and to the maximum extent permitted by applicable law, (i) assume the defense thereof or (ii) pay the Executive's reasonable legal expenses (or cause such expenses to be paid) on a quarterly basis, if the Company does not so assume the defense; provided, that the Executive shall reimburse the Company for such amounts if the Executive shall be found by a final, non-appealable order of a court of competent jurisdiction or any arbitrator not to be entitled to indemnification hereunder. Executive shall cooperate as reasonably requested by the Company in the defense of any such threatened or pending action, suit or proceeding. The Company's indemnity obligations and duties as set forth in this shall survive indefinitely the termination or expiration of this Agreement for any reason,

12.     Miscellaneous.

12.1   Assignment. It is hereby agreed that Executive's rights and obligations under this Agreement are personal and may not be delegated or assigned. No assignment by the Company shall be effective unless the assignee expressly agrees in writing to become bound by the terms and conditions hereof.

12.2   Binding Effect. The obligations of this Agreement shall be binding upon, and the benefits of this Agreement shall inure to, the parties hereto, their legal representatives, administrators, executors, heirs, legatees, distributees, successors and permitted assigns, and upon transferees by operation of law, whether or not any such person or entity shall have signed this Agreement.

12.3   Notices, Any notice permitted, required or given hereunder shall be in writing and shall be delivered (i) personally, (ii) by any prepaid overnight courier delivery service then in general use, (iii) mailed, by registered or certified mail, return receipt requested, or (iv) transmitted by fax and then confirmed within three business days by any other method set forth above, to the addresses designated on the first page hereof or at such other address as may be designated by notice duly given hereunder. A notice provided in the manner required herein shall be deemed given: (i) if delivered personally, upon delivery; (ii) if sent by overnight courier, on the first business day after it is sent; (iii) if mailed, three business days after mailing; and (iv) if sent by fax, upon actual receipt of the fax or confirmation thereof (whichever is first).

12.4    Further Assurances. Each of the parties agrees to execute, acknowledge, deliver, file, record and publish such certificates, instruments, agreements and other documents, and to take all such further action as may be required by law or which either party deems reasonably necessary or useful in furtherance of the purposes and objectives and intentions underlying this Agreement and not inconsistent with its terms.

12.5    Entire Agreement. This Agreement incorporates the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings of the parties, whether written or oral, with respect to its subject matter., except for the Consulting Agreement.

12.6    Amendments: Waiver. Except as expressly provided herein, neither this Agreement nor any provision hereof may be terminated, modified or amended unless in writing signed by both parties hereto. No waiver by any party, whether express or implied, of any provision of this Agreement, or of any breach or default, shall constitute a waiver of a breach of any similar or dissimilar provision or condition or shall be effective unless in writing signed by the party against whom enforcement is sought.

12.7    Severability; Captions. If any provision of this Agreement or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. The headings in this Agreement are inserted for convenience and identification only.

12.8    Actions Contrary to Law. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

12.9    Governing Law: Arbitration. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without giving effect to its principles of conflicts of law. Any dispute or controversy between the Company and Executive, arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by binding arbitration in New York, NY administered by the American Arbitration Association in accordance with its "National Rules for the Resolution of Employment Disputes" then in effect by a single arbitrator. The arbitration requirement applies to all statutory, contractual, and/or common law claims arising from the employment relationship including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964; the Age Discrimination in

Employment Act; the Equal Pay act of 1963; the Fair Labor Standards Act, the American With Disabilities Act, and other applicable federal and state employment laws. Both the Company and Employee shall be precluded from bringing or raising in court or another forum any dispute that was or could have been submitted to binding arbitration. This arbitration requirement does not apply to claims for workers' compensation benefits, claims arising under ERISA, or claims for any provisional or injunctive relief remedies as set forth in the employment code of the jurisdiction of the Company or any statute or law of similar effect concerning provisional or injunctive relief remedies in any other applicable jurisdiction). The parties irrevocably agree to submit to the jurisdiction of the federal and state courts within New York, NY for any injunctive relief and in connection with any suit arising out of the confirmation or enforcement of any award rendered by the arbitrator, and waive any defense based on forum non convenes or improper venue with respect thereto.

Each party shall pay their own attorney's fees and costs. The arbitrator shall, within thirty (30) days after the conclusion of the arbitrations issue a written award setting forth the factual and legal bases for his or her decision and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof._No remedy conferred in this Agreement upon the Executive or the Company is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

NOTE: THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

12.11   Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and together shall constitute a single document.

12.12   Tax Advice, The Executive acknowledges that the Executive has not relied and will not rely upon the Company or the Company's counsel with respect to any tax consequences related to the terms and conditions of this Agreement. The Executive assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with this Agreement.

12.13   Representation. The parties to this Agreement, and each of them, acknowledge, agree, and represent that it: (a) has directly participated in the negotiation and preparation of this Agreement; (b) has read the Agreement and has had the opportunity to discuss it with counsel of its own choosing; (c) it is fully aware of the contents and legal affect of this Agreement; (d) has authority to enter into and sign the Agreement; and (e) enters into and signs the same by its own free will.

12.14    Drafting. The parties to this Agreement acknowledge that each of them have participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by both parties. The parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

13.    Termination of Consulting Agreement, On September 23, 2009 the Company and Executive executed a Consulting Agreement that was amended pursuant to an Amended Agreement dated October 3, 2009 (collectively "Consulting Agreement,") The Executive and Company hereby agree that the Consulting Agreement is terminated effective the date first set forth above, except that pursuant to the Consulting Agreement, the Executive will receive:

(a) $2.00 per ton of tire (including, but not limited to crumb and pellets) and/or plastics actually purchased and received by the Company from the vendors including their subsidiaries and affiliates listed below. In the event that the Consultant arranges by October 31, 2009, for contracts providing a cumulative annual minimum of 10,000 tons of either tires or plastics, the Consultant shall receive an additional $5.00 per ton. The Company shall pay the amount due to the Consultant for 3 months supply no later than 6 months after the Contract is arranged. The Company shall pay these amounts as the Company pays the vendor,

i)           Colorado Tire Recycling;
ii)           AIM Quebec:
iii)           Gaudreau Environment, Inc.
iv)           JP Routiner & Son - Massachusetts; and
v)           Kruger

All other terms and conditions of the Consulting Agreement are no longer in full force and effect

[Signatures on following page.]

IN WITNESSETH WHEREOF, the undersigned have executed this Agreement as of the date first above written.

NOVO ENERGIES CORPORATION

                           By:    /s/ Antonio Treminio
    Title:                Chairman of Board of Directors

                        /s/ Hakim Zahar
                          Hakim Zahar